EXHIBIT 99.1

Operating Report
In The United States Bankruptcy Court
for the Northern District of Illinois
Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

Summary of Cash Receipts and Cash Disbursements

For the period October 1, 2004 - October 31, 2004

Beginning Balances:
Unrestricted accounts		7,990,358
Restricted accounts		466,474
Beginning balance in all accounts			8,456,832

Receipts:

1	Receipts from operations	3,970,468
2	Other receipts	38,798

Total receipts			4,009,266

Disbursements:

3 Net payroll:
a Officers		53,527
b Others		348,476

4 Taxes:
a Federal Income Tax Withholdings		91,817
b FICA withholdings		29,631
c Employer’s FICA		29,631
d Federal Unemployment Taxes		51
e State Unemployment Taxes		642
f State Income Tax Withholdings		21,023

5 Necessary expenses:
a Carriers		2,852,433
b Carrier 366 Prepayments		1,430,297
c Rent		411,977
d Commissions		23,231
e Computer Expenses		40,530
f Utility Expenses		54,093
g Employee Benefits		99,551
h Travel and Entertainment		17,808
i Reorganization Consulting fees		95,023
j Reorganization Legal fees		210,656
k Regulatory, Taxes and Insurance		121,732
l Other contractors		56,799
m Other expenses		80,133

Total Operating Cash Disbursements		6,069,061

Total Restricted Cash Disbursements/ Letter of Credit Draw		124,250

Total Disbursements			6,193,311

Net receipts and (disbursements)			(2,184,045)

Ending balances:
Unrestricted accounts		5,930,563
Restricted accounts		342,224
Ending balance in all accounts			6,272,787

Note:
Global Holdings had disbursements of $50,981
Tri-Quad had disbursements of $77,807

Operating Report
In The United States Bankruptcy Court
for the Northern District of Illinois
Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period October 1, 2004 - October 31, 2004

Statement of Inventory

Beginning inventory	N/A
Add: purchases	N/A
Less: goods sold	N/A
Ending inventory	N/A

Payroll Information Statement

Gross payroll for the period	643,496
Payroll taxes due but unpaid	0

Status of Payments to Secured Creditors and Lessors

Name of Creditor/Lessor	Date regular payment is due	Amount of regular payment	Number of payments delinquent	Amount of payments delinquent
Other Rents	8/1/2004	259,763	20	259,763

Operating Report
In The United States Bankruptcy Court
for the Northern District of Illinois
Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period October 1, 2004 - October 31, 2004

Statement of Aged Receivables

Accounts Receivable (from 10/1/04 through 10/31/04):
Beginning of month balance	5,072,166
Add: sales on account	4,644,222
Less: collections	(3,990,276)
Adjustments	(440,242)
End of month balance	5,285,870

	0-30 days	31-60 days	61-90 days	> 90 days	Total
Balance due	2,243,963	1,666,097	550,320	825,490	5,285,870

Statement of Accounts Payable (Post-Petition)

Accounts Payable:
Beginning of month balance	640,930
Add: credit extended	5,147,569
Less: payments on account	(5,404,428)
Adjustments	—
End of month balance	384,071

	0-30 days	31-60 days	61-90 days	> 90 days	Total
Balance due	112,698	7,803	3,808	259,763	384,071

Operating Report
In The United States Bankruptcy Court
for the Northern District of Illinois
Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period October 1, 2004 - October 31, 2004

Tax Questionnaire

	Yes	No
Federal Income Taxes	X
FICA withholdings	X
Employee’s withholdings	X
Employer’s withholdings	X
Emploer’s FICA	X
Federal Unemployment Taxes	X
State Income Taxes	X
State Employee withholdings	X